UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 25, 2025
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 East Market Street, York, Pennsylvania	17401-1219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (717) 845-3601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

COMMON STOCK, NO PAR VALUE	YORW	The Nasdaq Global Select Market
(Title of Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

THE YORK WATER COMPANY

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its regularly scheduled meeting on August 25, 2025, the Board of Directors (the “Board”) of The York Water Company (the “Company”) appointed Mr. William T. Yanavitch II as a new independent director to the Board, effective September 1, 2025.  Mr. Yanavitch is the owner of Yanavitch & Associates, LLC, a human resources consulting firm, and retired in December 2024 as the Chief Human Resources Officer for Kinsley Enterprises, a family owned company with interests in construction and real estate.  He serves as a Director with the Commonwealth Fire Protection Company, KRB Machinery, DART America, and the Advisory Board for New Standard Corporation including serving as Chair of the Compensation Committee.  Mr. Yanavitch was appointed to a class of directors with terms expiring at the 2026 Annual Meeting of Shareholders.  Mr. Yanavitch will also be assigned to the Board’s Executive Committee.  There is no arrangement or understanding between Mr. Yanavitch and any other person pursuant to which he was appointed as a director of the Company.  Additionally, there is no transaction between Mr. Yanavitch and the Company that would require disclosure under Item 404(a) of Regulation S-K.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/ Matthew E. Poff
Date: August 26, 2025	Matthew E. Poff
Chief Financial Officer